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                           NEWS RELEASE
                           CONTACT:
                           Wayne H. Benson
                           President and Chief Executive Officer
                           (618) 395-8676
                           FOR IMMEDIATE RELEASE



            COMMUNITY FINANCIAL CORP. ANNOUNCES

               ANNUAL MEETING VOTING RESULTS


     Olney, Illinois, May 18, 2000   Community Financial Corp.
(NASDAQ.nms: CFIC) today announced that it had received the final report of the Independent Inspectors of Election in connection with the Company's Annual Meeting of Shareholders held on April 27, 2000. The report confirmed that Barrett Rochman and Michael Nadler were elected to the Company's eight member Board of Directors, having received 51% of the 1,662,441 votes cast.

     Wayne H. Benson, President and Chief Executive Officer, commented: "Having received the final voting results, we are pleased to put the proxy contest behind us. We welcome Mr. Rochman and Mr. Nadler to the Board, and now must rededicate all of our energies to enhancing value for all Community Financial stockholders."

     Community Financial Corp. is the bank holding company for Community Bank & Trust, N.A., American Bank of Illinois,
Egyptian State Bank, and MidAmerica Bank of St. Clair County.